UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 30, 2007 (October 26, 2007)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) US1DOCS 6418954v1

Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby amends its Current Report on Form 8-K filed on September 26, 2007 (the “Original Form 8-K”) pursuant to Instruction 2 to Item 5.02 of Form 8-K, to provide information that was not determined or available at the time of the filing of the Original Form 8-K. The Original Form 8-K was filed to report the appointment of Steven B. Brugger as Chief Operating Officer of the Company, effective as of September 20, 2007.

Item 5.02.                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

As previously disclosed, on September 20, 2007 the Board of Directors of the Company appointed Steven B. Brugger as Chief Operating Officer of the Company. In connection with Mr. Brugger’s appointment, on October 26, 2007 the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved an increase to Mr. Brugger’s annual base salary from $293,907 to $345,000, effective October 26, 2007. In addition, the Compensation Committee approved an increase in the target bonus potential for Mr. Brugger from 35% to 45% of Mr. Brugger’s annual base salary.

Adjustments to Mr. Brugger’s equity compensation resulting from his appointment as Chief Operating Officer, if any, will be included in an amendment to this Current Report on Form 8-K when available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: October 30, 2007	By:	/s/ Richard P. Shea

Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)